Exhibit 10.92

AMENDMENT NO. 1
TO INVESTOR REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO INVESTOR REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is made effective as of April 27, 2007 (the “Effective Date”), by and between XENTENIAL HOLDINGS LIMITED (“Investor”); and SMARTIRE SYSTEMS INC., a corporation continued under the laws of the Province of British Columbia (the “Company”), with reference to the following recitals:

A.           Investor and the Company entered into that certain Investor Registration Rights Agreement, dated January 23, 2007 (the “Master Agreement”).

B.           Contemporaneously with the execution of this Amendment, Investor and Company are entering into a securities purchase agreement (the “SPA”) pursuant to which the Company shall issue and sell to the Investors additional secured convertible debentures (the “Additional Convertible Debentures”) which shall be convertible into that number of shares (the “Additional Conversion Shares”) of the Company’s Common Stock.

C.           To induce the Investor to execute and deliver the SPA, the Company has agreed to amend the Master Agreement to provide certain registration rights by including the Additional Conversion Shares as part of the “Registrable Securities” under the Master Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

1.  Registable Securities.  The Definition of “Registrable Securities” in Section 1(c) of the Master Agreement shall be deleted in its entirety and replaced with the following:

“Registrable Securities” means (i) 300% of the aggregate number of Conversion Shares and Additional Conversion Shares issuable to the Investors upon conversion in full (without taking into account any conversion limitations) of the Convertible Debentures and Additional Convertible Debentures which have been issued pursuant to the Securities Purchase Agreement and the SPA and remain outstanding, and (ii) all Conversion Shares and Additional Conversion Shares issued to the Investor.

2.  Definitions.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Master Agreement, and if not defined in the Master Agreement shall have the meaning ascribed to them in the Operating Agreement.

3.  Non-Impairment.  Except as expressly modified herein, the Master Agreement shall continue in full force and effect, and the parties hereby reinstate and reaffirm the Master Agreement as modified herein.

4.  Inconsistencies.  In the event of any inconsistency, ambiguity or conflict between the terms and provisions of this Amendment and the terms and provisions of the Master Agreement, the terms and provisions of this Amendment shall control.

5.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed will be deemed an original and all of which, taken together, well be deemed to be one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

INVESTOR:	COMPANY:
Xentenial Holdings Limited	Smartire Systems Inc.

By: /s/ Mark Angelo	By: /s/ Jeff Finkelstein
Name: Mark Angelo	Name: Jeff Finkelstein
Title: Chief Financial Officer